Exhibit 23.1

Martin & Pritchett, P.A.
17115 Kenton Drive, Suite 202A, Cornelius, North Carolina 28031
TELEPHONE (704) 584-0268; FACSIMILE (704) 895-1528

July 20, 2006

Board of Directors
Elephant Talk Communications, Inc.
438 East Katella Avenue, Suite 217
Orange, California 92867

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Harold H. Martin
Harold H. Martin
for
Martin & Pritchett